EXHIBIT 10.21

THIS NOTE HAS BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH SUCH REQUIREMENTS OR A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE OBLIGOR THAT SUCH TRANSFER WILL NOT RESULT IN ANY VIOLATION OF SUCH LAWS OR AFFECT THE LEGALITY OF ITS ISSUANCE.


                           CONVERTIBLE PROMISSORY NOTE

$1,000,000                                                       January 7, 2005

         FOR VALUE RECEIVED, the undersigned, Adsero Corp., a Delaware corporation with offices at 11 Tanager Ave., Toronto, Ontario, M4G 3P9 (the "Obligor"), hereby promises to pay to the order of Westminster Capital, Inc. (the "Holder"), with offices at 9665 Wilshire Blvd., M-10, Beverly Hills, Ca., 90212, the principal sum of One Million US dollars ($1,000,000) payable as set forth below. The Obligor also promises to pay to the order of the Holder interest on the principal amount hereof at a rate per annum equal to three and nine tenths percent (3.9%), which interest shall be payable at such time as the principal is due hereunder. Interest shall be calculated on the basis of the year of 365 days and for the number of days actually elapsed. Any amounts of interest and principal not paid when due, including upon an Event of Default (as hereinafter defined), shall bear interest at the maximum rate of interest allowed by applicable law. The payments of principal and interest hereunder shall be made in currency of the United States of America that at the time of payment shall be legal tender therein for the payment of public and private debts.

         This Note shall be subject to the following additional terms and conditions:

1. Payments. Interest and principal due on this Note are payable no later than January 1, 2008 (the "Maturity Date"); provided however, that the parties may mutually agree to extend the terms of this Note beyond the Maturity Date. In the event that any payment to be made hereunder shall be or become due on Saturday, Sunday or any other day which is a legal bank holiday under the laws of Canada or the United States such payment shall be or become due on the next succeeding business day and interest shall accrue during such extension of time

2. Optional Prepayment. The Obligor and the Holder understand and agree that the principal amount of this Note plus all accrued interest due thereon may be prepaid, after July 1, 2005, by the Obligor, in its discretion, at any time prior to the Maturity Date. Obligor will provide 10 business days written notice to Holder for prepayment during which time Holder will have the option to convert under clause 3 below by providing written notice within the 10 business day period, otherwise Obligor will pay the full amount outstanding including accrued interest and principal.

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3.       Conversion into Common Stock. At any time after July 1, 2005, the

         Holder may, at its sole option, convert the total unpaid principal and interest hereunder into common shares of the Obligor at the rate of $0.50 for each common share. In addition for each common share issued upon conversion, the Holder will also receive one warrant. Each warrant entitles the Holder to purchase one common share of the Obligor for $1.50 per share at any time prior to July 1, 2008. The Holder shall provide written notice to Obligor of its intention to convert to the fax number 416-467-7173 attention CFO. In addition if after this conversion the Holder wishes to exercise any warrants, the notice would be faxed to the same fax number noted above.

         If prior to July 1, 2005 the Obligor issues any stock, options or warrants for less than $0.50 per common share, than the conversion price under this clause will be adjusted to this new price offered. In addition the conversion rate under this clause will be adjusted to give effect to any stock splits, stock dividends, or any other share reorganizations which occur prior to the conversion of the note under this clause.

         Acopy of the warrant which will be issued is attached as schedule A. The Obligor hereby agrees to include, where allowable, the shares which would be issued under both the note and warrants, if converted, in the next registration statement to be filed, which the Obligor expects to be filed no later than March 31, 2005.

4. No Waiver. No failure or delay by the Holder in exercising any right, power or privilege under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Obligor and the Holder shall operate as a waiver of any rights by the Holder.

5. Waiver of Presentment and Notice of Dishonor. The Obligor and other parties that may be liable under this Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

6. Place of Payment. All payments of principal of this Note and the interest due hereon shall be made to Holder at the address appearing above or at such other address as the Holder may designate in writing.

7. Events of Default. The entire unpaid principal amount of this Note and the interest due hereon shall forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgement, decree or order of any court or any order, rule or regulation of any administrative or governmental body ):

         (a)      if the Obligor shall:

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
                  (i) admit in writing its inability to pay its debts generally as they become due;
                  (ii) file a petition in bankruptcy or petition to take advantage of any insolvency act;
                  (iii)    make assignment for the benefit of creditors;
                  (iv) consent to the appointment of a receiver of the whole or any substantial part of its property;
                  (v) on a petition in bankruptcy filed against it, be adjudicated a bankrupt;
                  (vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of Canada or any province thereof or of the United States of America or any state, district or territory thereof;

         (b) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Obligor, a receiver of the whole or any substantial part of the Obligor's property;

         (c) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Obligor's property; or

         (d) if the Obligor sells or otherwise transfers all or substantially all of its assets.

8.       Remedies. In case any one or more of the Events of Default specified in
         Section 7 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce its rights whether by suit and/or equity and/or by action of law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon the Note or enforce any other legal or equitable right of the Holder.

9. Costs and Expenses. Each of the parties shall bear their own legal expenses in connection with this Note. In the event Obligor defaults on its obligations hereunder, the Holder shall be entitled to recover all of its reasonable attorney's fees and costs incurred in enforcing its rights hereunder.

10. Amendments. No amendment, modification or waiver of any provision of this Promissory Note nor consent to any departure by the Obligor there from shall be effective unless the same shall be in writing and signed by Holder and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

11. Governing Law. This Promissory Note shall be deemed to be a contract made under the laws of New York and shall be governed and construed in accordance with the laws of said state without giving effect to principles of conflicts of law.

12. Headings and Construction. The headings of the paragraphs of this Promissory Note are inserted for convenience of reference only and shall not be deemed to constitute a part hereof. Words used herein of any gender shall be construed to include any other gender where appropriate and words used herein which are either singular or plural shall be construed to include the other where appropriate.

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

13. Successors and Assigns. The provisions hereof shall be binding upon and shall insure to the benefit of Obligor and Holder and their respective successors and assigns.

14. Partial Invalidity. If any provision of this Promissory Note is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Promissory Note as a whole but this Promissory Note shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable, and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

IN WITNESS WHEREOF, the OBLIGOR has signed this Note as of the 7th day of January, 2005.
                           OBLIGOR:
                           Adsero Corp.

                                By:      /s/ William Smith
                                       ---------------------------------------
                                Name: William Smith, CFO, Secretary, Treasurer

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


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW. IN ADDITION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, (ii) THE COMPANY FIRST RECEIVES AN OPINION FROM AN ATTORNEY, REASONABLY ACCEPTABLE TO THE COMPANY, STATING THAT THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR
(iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT.


No. ___                                      ________ shares of Common Stock

                                             Dated:  ________, 200__


                           WARRANT FOR THE PURCHASE OF
                             SHARES OF COMMON STOCK
                                       OF
                                  ADSERO CORP.

                            (A Delaware corporation)

         FOR VALUE RECEIVED, Adsero Corp. ("Company"), hereby certifies that Westminster Capital, Inc., with offices at 9665 Wilshire Blvd., M-10, Beverly Hills, Ca., 90212, or his, her or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time during the three-year period commencing on __________,200__ and expiring on _______, 200__, Two million (2,000,000) shares of Common Stock of the Company ("Common Stock"), at a purchase price of $1.50 per share ("Exercise Price"). The number of shares of Common Stock purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Exercise Price," respectively.

1.       Exercise

         1.1 Procedure for Exercise. This Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise Form attached hereto duly executed by such Holder) at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased upon such exercise.

         1.2 Cashless Exercise. In lieu of paying the Exercise Price upon exercise of this Warrant, the Holder may elect to exercise this Warrant on a cashless basis in which case the number of Warrant Shares issued to the Holder upon exercise of the Warrant shall be reduced by the number of Warrant Shares with an aggregate market price as of the date of exercise equal to the aggregate Exercise Price for the total number of Warrant Shares which the Holder has elected to exercise pursuant to this Warrant, as specified in the Exercise Notice.

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

         1.3 Date of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

         1.4 Issuance of Certificate. As soon as practicable after the exercise of the purchase right represented by this Warrant, the Company at its expense will use its best efforts to cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, to such other individual or entity as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

         (i) a certificate or certificates for the number of full shares of Warrant Shares to which such Holder shall be entitled upon such exercise (subject to Section 3 hereof), and

         (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in subsection 1.1 above.

2. Adjustments.

         2.1 Split, Subdivision or Combination of Shares. If the outstanding shares of the Company's Common Stock at any time while this Warrant remains outstanding and unexpired shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend (as the case may be), shall be proportionately decreased. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Exercise Price in effect immediately prior to such combination or reverse split shall, simultaneously with the effectiveness of such combination or reverse split, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

         2.2 Reclassification Reorganization, Consolidation or Merger. In the case of any reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2.1 above), or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that the Holder of this Warrant shall have the right thereafter to

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

receive upon the exercise hereof, the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

         2.3      Further Antidilution Adjustments

         (i) Certain Definitions As used in this section 2.3, the following terms shall have the following respective meanings:

                  a) "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either common shares of the Company or Convertible Securities.

                  b) "Convertible Securities" means any evidence of indebtedness, shares of stock or other securities directly or indirectly convertible into or exchangeable for common shares of the Company.

                  c) "Additional Shares" shall mean all common shares of the Company issued by the Company after the date hereof, other than Excluded Shares.

                  d) "Excluded Shares" shall mean those shares issued subsequent to the date hereof, but on or before January 31, 2005, under terms no better terms than those offered under the Convertible Note, upon conversion. Excluded Shares shall also include shares issued or to be issued, and options issued pursuant to the acquisition of the Tecknolaser business based in Montreal, Quebec, including shares issued related to any debt financings related to the acquisition. Excluded Shares shall include shares presently issued, shares underlying existing options, warrants, or convertible securities and shares issuable under existing contracts or agreements. Excluded Shares shall also include options issued under Company option plans. Excluded Shares are listed in the attached Exhibit 2.3(d).

                  e) "Convertible Note" shall mean that convertible promissory note between the Company and Westminster Capital, Inc dated January 7, 2005.

                  f) "Fair Market Value" of a share of common stock shall mean, as of any specific date of determination, the closing price of the Common Stock on the particular date; however, if no closing price is available, then the average of the high bid and low asking price on that date will be used. In the absence of

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

                           an established market, the Fair Market Value shall be determined in good faith by the Company's Board of Directors.

         (ii) Issue of Securities Deemed to be Issue of Additional Shares of common shares of the Company. If the Company at any time, or from time to time after the date hereof, shall issue any Options or Convertible Securities, or shall fix a record date for the determination of the holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument related thereto without regard to the provisions contained therein for a subsequent adjustment of such number) of common shares issuable upon exercise of such Options, or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares issued as of the time of such issue or , in case such record date shall have been fixed, as of the close of business on such record date; provided, however, that Additional Shares shall not include Excluded Shares and shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection (iv) of this Section 2.3) of such Additional Shares is less than the Exercise Price in effect immediately prior to such issue, or record date, as the case may be. In any case:

                  a) no further adjustment of the number of Additional Shares shall be made upon the subsequent issue of Convertible Securities or common shares of the Company upon exercise of such Options or the conversion or exchange of such Convertible Securities;

                  b) if Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or any increase or decrease in the number of common shares of the Company issuable upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the number of shares issuable upon the exercise of this Warrant shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase insofar as it effects such options, or the rights of the conversion or exchange under such Convertible Securites, which are outstanding at such time; and

                  c) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the number of shares issuable upon exercise of this Warrant computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                           i. in the case of Convertible Securities or Options for the common shares of the Company, only Additional Shares issued were common shares of the Company, if any, actually issued as consideration for service upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether

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

                                    or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                           ii. in the case of the Options for Convertible Securities, the only Convertible Securities issued were Convertible Securities, if any, actually issued upon the exercise of such Options, and the consideration received by the Company for the Additional Shares deemed to have been issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

         (iii) Adjustments to Exercise Price. In the event the Company shall issue Additional Shares , (including Additional Shares deemed to be issued pursuant to subsection (ii) of this Section 2.3) without consideration or for consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Shares , but specifically excluding any equity or debt securities convertible into common shares of the Company, then, and in each such case, the Exercise Price in effect on the date of and immediately prior to such issuance shall be adjusted, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of common shares of the Company outstanding immediately prior to such issue plus the number of common shares of the Company which the aggregate consideration received by the Company for the total number of Additional Shares so issued would purchase at such Exercise Price, including for such purposes the consideration paid and payable for Additional Shares deemed issued pursuant to subsection (ii) of this Section 2.3, in accordance with subsection (iv) of this
Section 2.3, and the denominator of which shall be the number of common shares of the Company outstanding immediately prior to such issue plus the number of such Additional Shares so issued and deemed issued under subsection (ii) of this
Section 2.3. The Exercise Price, as adjusted from time to time, shall be used to calculate in accordance with subsection (vi) below the number of common shares of the Company which the holder is entitled to purchase upon exercise of this Warrant.

         (iv) Computation of Consideration. For purposes of this Section 2.3, the consideration received by the Company for the issue of any Additional Shares shall be computed as follows:

                  a) Nature of Consideration. Such consideration shall,

                           i. Insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

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

                           ii. Insofar as it consists of marketable "securities", be computed at the fair market value thereof at the time of issue as determined in the manner provided for the common shares of the Company in the definition of "Fair Market Value";

                           iii. Insofar as it consists of property other than cash or marketable securities, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Company's Board of Directors; and

                           iv. In the event Additional Shares are issued together with other stock or securities or other assets of the Company for consideration so received, computed as provided in clauses a, b, and c above, as determined in good faith by the Company's Board of Directors.

                  b) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares deemed to have been issued pursuant to subsection (ii) of this
                     Section 2.3, relating to Options and Convertible Securities, shall be determined by dividing:

                           i. the amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                           ii. the maximum number of common shares of the Company (as set forth in the instruments related thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon exercise of such Options or the conversion or exchange of such Convertible Securities.

         (v) Number of Additional Shares Issuable upon Exercise of this Warrant. Upon such adjustment of the Exercise Price resulting from the provisions of subsection (iii) of this Section 2.3, the number of shares of

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

common stock issuable upon exercise of this Warrant shall be increased by an amount determined by multiplying the number of shares of common stock which the Holder was entitled to purchase pursuant to this Warrant immediately prior to such adjustment (all as adjusted for stock splits, subdivisions, combinations and stock dividends) by a fraction, (i) the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and (ii) the denominator of which shall be the newly adjusted Exercise Price calculated pursuant to subsection (iii) of this section 2.3.

         2.4 Price Adjustment. No adjustment in the per share Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price of at least $0.01; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         2.5 No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Holder of this Warrant to adjustments in the Exercise Price.

         2.6 Notice of Adjustment. Upon any adjustment of the Exercise Price or extension of the Warrant exercise period, the Company shall forthwith give written notice thereto to the Holder of this Warrant describing the event requiring the adjustment, stating the adjusted Exercise Price and the adjusted number of shares purchasable upon the exercise hereof resulting from such event, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         3. Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock upon exercise. If any fractions of a share would, but for this Section 3, be issuable upon any exercise, in lieu of such fractional share the Company shall round up or down to the nearest whole number.

         4. Limitation on Sales. Each holder of this Warrant acknowledges that this Warrant and the Warrant Shares, as of the date of original issuance of this Warrant, have not been registered under the Securities Act of 1933, as amended ("Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Warrant or such Warrant Shares or (b) an opinion of counsel, reasonably acceptable to the Company, that such registration and qualification are not required. Absent prior registration, the Warrant Shares issued upon exercise thereof shall be imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SHARES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, (II) THE COMPANY FIRST RECEIVES AN OPINION FROM AN ATTORNEY, REASONABLY ACCEPTABLE TO THE COMPANY, STATING THAT THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND UNDER ALL APPLICABLE STATE

SECURITIES LAWS, OR (III) THE TRANSFER IS MADE PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT.

         5. Notices of Record Date. In case: (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

6. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

7. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

8. Transfers, etc.

         8.1 Warrant Register. The Company will maintain a register containing the names and addresses of the Holders of this Warrant. Any Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

         8.2 Holder. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may

(but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

9. No Rights as Stockholder. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

10. Successors. The rights and obligations of the parties to this Warrant will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, pledgees, transferees and purchasers. Without limiting the foregoing, the registration rights set forth in this Warrant shall inure to the benefit of the Holder and all the Holder's successors, heirs, pledgees, assignees, transferees and purchasers of this Warrant and the Warrant Shares.

11. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

12. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

14. Jurisdiction and Venue. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

15. Mailing of Notices, etc. All notices and other communications under this Warrant (except payment) shall be in writing and shall be sufficiently given if sent to the Holder or the Company, as the case may be, by hand delivery, private overnight courier, with acknowledgment of receipt, or by registered or certified mail, return receipt requested, as follows:

         Holder:           To Holder's address on page 1 of this Warrant
                           Attention: Name of Holder

         The Company:      To the Company's Principal Executive Offices
                           Attention:  President

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

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or by overnight courier or five (5) business days after mailing.

                                    ADSERO CORP.


                                    By:
                                        ---------------------------------------
                                        Name:  William Smith
                                        Title:  Chief Financial Officer

                               NOTICE OF EXERCISE


TO:      Adsero Corp.

         1. The undersigned hereby elects to purchase ________ common shares of Adsero Corp., pursuant to terms of the attached Warrant, and tenders herewith payment of the Exercise Price of such shares in full, together with all applicable transfer taxes, if any.

         2. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:

         3. The undersigned represents that it will sell the shares of Common Stock pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, or an exemption from registration thereunder.




                           ----------------------------------------------------
                           (Name)

                           ----------------------------------------------------
                           (Address)

                           ----------------------------------------------------


                           ----------------------------------------------------


                           ----------------------------------------------------
                           (Taxpayer Identification Number)




------------------------------------------------------
(Print Name of Holder)


By:
      ------------------------------------------------

Title:
      ------------------------------------------------

Date:
      ------------------------------------------------

                                 Exhibit 2.3(d)
                                 Excluded Shares



Excluded Shares shall include the following:

         o Shares issued to investors on or before January 31, 2005 at $0.50 per share not to exceed $750,000 in total.

         o All shares and options issued related to the Tecknolaser acquisition:

                  i. 6.5 million shares to the former shareholders of Tecknolaser
                  ii. All other forms of exchangeable and or preferred shares issued related to (i) above due to tax issues.
                  iii. 300,000 options to various employees of Tecknolaser. Options will have a strike price equal to the market price at the time of grant (closing of the acquisition)
                  iv. Shares issued related to the financing for the transaction 1. Westminster 2,000,000 2. Other Investors 1,650,000

         o        Shares issued related to financings:

                  i.       Frank Dejak       250,000
                  ii.      Manchester        700,000
                  iii.     Barry Russell     250,000
                  iv.      Barrington Bank   200,000
                  v.       DGM Bank          150,000 plus 214,750 warrants
                                             @$1.50/share

         o Shares issued, or to be issued, related to prior contractual commitments:

                  i.       Gottbetter & Partners                          50,000
                  ii.      Convertible note - Manchester Consolidated    160,000
                  iii.     Public relations program                      800,000
                  iv.      Adjustment to prior $1.00 raise               852,500
                  v.       Consulting Westminster                        300,000
                  vi.      Consulting Greg Belzberg                       50,000
                  vii. Exisiting options and warrants outstanding as per the Company's most recent public filing.
                  viii. All shares issued under any Employee options granted provided the options at granted at the market price at the time of the option grant.

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